As filed with the Securities and Exchange Commission on March 6, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0196707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300 Houston, Texas	77077
(Address of Principal Executive Offices)	(Zip Code)

Harvest Natural Resources 2010 Long Term Incentive Plan

(Full title of the plan)

Keith L. Head

Harvest Natural Resources, Inc.

Vice President and General Counsel

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Name and address of agent for service)

(281) 899-5700

(Telephone number, including area code, of agent for service)

With a copy to:

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201-2784

(214) 855-8000

Attention: Harva R. Dockery

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, par value $0.01 per share	1,250,000 shares	$6.63	$8,287,500	$960.52

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales prices of a share of common stock as reported by the New York Stock Exchange on February 28, 2017.
(2)	Each share of common stock is accompanied by rights to purchase (i) Series B Preferred Stock, par value $.01 per share, pursuant to the Third Amended and Restated Rights Agreement, dated as of August 23, 2007, as amended, between the registrant and Wells Fargo Bank, N.A., as rights agent and (ii) Series D Preferred Stock, par value $.01 per share, pursuant to the Rights Agreement, dated as of February 17, 2017, as amended, between the registrant and Wells Fargo Bank, N.A., as rights agent. Also includes an indeterminable number of shares of common stock issuable as a result of the anti-dilution provisions of the Harvest Natural Resources 2010 Long Term Incentive Plan (the “Plan”).

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is filed by Harvest Natural Resources, Inc. (the “Company”) to register an additional 1,250,000 shares of common stock, par value $0.01 per share (“Common Stock”), that may be issued under the Harvest Natural Resources 2010 Long Term Incentive Plan (the “Plan”).

These shares are in addition to the 681,250 shares of Common Stock that may be issued under the Plan pursuant to the Company’s (i) registration statement on Form S-8 (Registration No. 333-167887), filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2010, and (ii) registration statement on Form S-8 (Registration No. 333-196012), filed with the SEC on May 16, 2014 (the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

There are 1,931,250 shares of Common Stock reserved for issuance under the Plan, of which 681,250 shares are registered under the Prior Registration Statements, and 1,250,000 shares are registered under this Registration Statement.

All share amounts in this Registration Statement take into account the Company’s four-for-one reverse stock split completed on November 3, 2016.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which have been previously filed with the Commission, are incorporated by reference into this Registration Statement:

(i)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 6, 2017;

(ii)	the Company’s Current Reports on Form 8-K filed with the SEC on January 26, 2017, February 21, 2017 and February 27, 2017;

(iii)	(i) the description of the Company’s common stock, $0.01 par value per share, contained in the Company’s Form 8-A registration statement filed April 9, 1997, as amended on November 4, 2016, and (ii) the preferred share purchase rights attached thereto as described in the Company’s Form 8-A registration statement filed on October 23, 2007, as amended on November 15, 2010, February 4, 2013, April 27, 2014, June 23, 2015 and February 21, 2017, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and any subsequent amendments thereto; and

(iv)	all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the SEC pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Keith L. Head, Vice President and General Counsel of the Company, is eligible to participate in the Harvest Natural Resources 2010 Long Term Incentive Plan. Mr. Head currently holds 35,286 shares of the Company’s Common Stock and options to purchase 167,631 shares of the Company’s Common Stock.

ITEM 8.	EXHIBITS.

Exhibit No.	Description

4.1	Third Amendment to Third Amended and Restated Rights Agreement, dated as of April 24, 2015, between the Company and Wells Fargo Bank, N.A. (incorporated by reference to the Company’s Form 8-K filed with the SEC on April 24, 2015).

4.1.1	Fourth Amendment to Third Amended and Restated Rights Agreement, dated as of June 19, 2015, between the Company and Wells Fargo Bank, N.A., as rights agent (incorporated by reference to the Company’s Form 8-K filed with the SEC on June 22, 2015).

4.2	Rights Agreement, dated as of February 17, 2017, by and between the Company and Wells Fargo Bank, N.A. (incorporated by reference to the Company’s Form 8-K filed with the SEC on February 21, 2017).

5.1*	Opinion of Keith L. Head, Vice President and General Counsel of the Company, regarding the legality of the securities to be offered hereby.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Keith L. Head (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature pages hereto).

99.1	Harvest Natural Resources 2010 Long Term Incentive Plan, as Amended and Restated, adopted June 27, 2013 (incorporated by reference to the Company’s Form 10-Q filed with the SEC on November 12, 2013).

99.1.1	Amendment to Harvest Natural Resources 2010 Long Term Incentive Plan, adopted September 9, 2015 (incorporated by reference to the Company’s Form 10-Q filed with the SEC on November 9, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 6, 2017.

Harvest Natural Resources, Inc.

By:	/s/ James A. Edmiston
James A. Edmiston
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Edmiston, Stephen C. Haynes, and Keith L. Head, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 6th day of March, 2017:

Signature	Title

/s/ James A. Edmiston James A. Edmiston	Director, President and Chief Executive Officer (principal executive officer)

/s/ Stephen C. Haynes Stephen C. Haynes	Vice President - Finance, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

/s/ Stephen D. Chesebro’ Stephen D. Chesebro’	Chairman of the Board and Director

/s/ Robert E. Irelan Robert E. Irelan	Director

/s/ Edgard Leal Edgard Leal	Director

/s/ Patrick M. Murray Patrick M. Murray	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Amendment to Third Amended and Restated Rights Agreement, dated as of April 24, 2015, between the Company and Wells Fargo Bank, N.A. (incorporated by reference to the Company’s Form 8-K filed with the SEC on April 24, 2015).

4.1.1	Fourth Amendment to Third Amended and Restated Rights Agreement, dated as of June 19, 2015, between the Company and Wells Fargo Bank, N.A., as rights agent (incorporated by reference to the Company’s Form 8-K filed with the SEC on June 22, 2015).

4.2	Rights Agreement, dated as of February 17, 2017, by and between the Company and Wells Fargo Bank, N.A. (incorporated by reference to the Company’s Form 8-K filed with the SEC on February 21, 2017).

5.1*	Opinion of Keith L. Head, Vice President and General Counsel of the Company, regarding the legality of the securities to be offered hereby.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Keith L. Head (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature pages hereto).

99.1	Harvest Natural Resources 2010 Long Term Incentive Plan, as Amended and Restated, adopted June 27, 2013 (incorporated by reference to the Company’s Form 10-Q filed with the SEC on November 12, 2013).

99.1.1	Amendment to Harvest Natural Resources 2010 Long Term Incentive Plan, adopted September 9, 2015 (incorporated by reference to the Company’s Form 10-Q filed with the SEC on November 9, 2015).